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                                                                      EXHIBIT 32


                                 CERTIFICATIONS PURSUANT TO
                                   18 U.S.C. SECTION 1350





        In connection with the Annual Report of Dana Corporation (the "Company") on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to such officer's knowledge:



(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and



(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.







Date: February 25, 2004                     /s/ William J. Carroll
                                           -----------------------
                                           William J. Carroll
                                           Acting President and
                                           Chief Operating Officer
                                           (Principal Executive Officer)




                                           /s/ Robert C. Richter
                                           -----------------------
                                           Robert C. Richter
                                           Chief Financial Officer


     A signed original of these certifications required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.